As filed with the Securities and Exchange Commission on December 1, 2008
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UAL Corporation
(Exact name of registrant issuer as specified in its charter)
United Air Lines, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
36-2675207 (I.R.S. Employer Identification Number)	36-2675206 (I.R.S. Employer Identification Number)
77 West Wacker Drive
Chicago, Illinois 60601
(312) 997-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul R. Lovejoy
Senior Vice President, General Counsel and Secretary
UAL Corporation
77 West Wacker Drive
Chicago, Illinois 60601
(312) 997-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum
Offering Price per Unit/
	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price (1)	Fee(1)
Common Stock of UAL Corporation, $0.01 par value
Debt Securities of UAL Corporation
Debt Securities of United Air Lines, Inc.
Depositary Shares of UAL Corporation (2)
Guarantees of UAL Corporation (3)
Guarantees of United Air Lines, Inc.(3)
Preferred Stock of UAL Corporation
Stock Purchase Contracts of UAL Corporation
Stock Purchase Units of UAL Corporation
Subscription Rights of UAL Corporation (4)
Warrants of UAL Corporation

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder.
(2)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(3)	Pursuant to Rule 457(n), no additional registration fee is required with respect to the guarantees.
(4)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares or warrants.

PROSPECTUS
UAL Corporation

Common Stock
Debt Securities
Depositary Shares
Guarantees of Debt Securities
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants

United Air Lines, Inc.

Debt Securities
Guarantees of Debt Securities

The securities covered by this prospectus may be sold by UAL Corporation (“UAL”) and United Air Lines, Inc. (“United”), a wholly-owned subsidiary of UAL, from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

UAL’s common stock is traded on The Nasdaq Global Select Market under the symbol “UAUA.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 27. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus Dated December 1, 2008.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

UAL is a holding company whose principal, wholly-owned subsidiary is United. In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to UAL and its subsidiaries, including United. The shares of common stock of UAL are publicly traded on The Nasdaq Global Market under the symbol “UAUA”. Our principal executive offices are located at 77 West Wacker Drive, Chicago, Illinois 60601, telephone (312) 997-8000.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, UAL and United may offer, issue and sell securities as set forth on the cover page of this prospectus. Because UAL is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” UAL may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, UAL is able to add its subsidiaries and securities to be issued by them if UAL guarantees such securities. United may guarantee any debt securities that UAL issues under this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

UAL CORPORATION AND UNITED AIR LINES, INC.

UAL Corporation is a holding company and its principal, wholly-owned subsidiary is United Air Lines, Inc. United’s operations consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad. United provides these services through full-sized jet aircraft (which we refer to as its “Mainline” operations), as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world. United offers nearly 3,000 flights a day to more than 200 destinations through its Mainline and United Express services, based on its flight schedule from October 2008 to October 2009. United offers nearly 1,300 average daily Mainline (including Tedsm) departures to more than 120 destinations in 27 countries and two U.S. territories. United provides regional service, connecting primarily via United’s domestic hubs, through marketing relationships with United Express carriers, which provide more than 1,700 average daily departures to more than 150 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in UAL’s and United’s Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects”, “will”, “plans”, “anticipates”, “indicates”, “believes”, “forecast”, “guidance”, “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements that identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

UAL’s and United’s actual results could differ materially from these forward-looking statements due to numerous factors, including, without limitation, the following: our ability to comply with the terms of our Amended Credit Facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to realize benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract, motivate and/or retain key employees; our ability to attract and retain customers; demand for transportation in the markets in which we operate; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); our ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those stated in the Securities and Exchange Commission reports incorporated in this prospectus by reference or as stated in the prospectus supplement or incorporated by reference therein under “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges and UAL’s consolidated ratio of earnings to fixed charges and preferred stock dividend requirements for the periods indicated:

	Successor				Predecessor
	Nine Months			Period from	Period from
	Ended			February 1 to	January 1 to
	September 30,			December 31,	January 31,
	2008		2007	2006	2006		2005		2004		2003

Ratio of earnings to fixed charges		(a)	1.76	1.03	363.65	(b)		(a)		(a)		(a)
Ratio of earnings to fixed charges and preferred stock dividend requirements		(a)	1.73	1.01	357.97	(b)		(a)		(a)		(a)

(a)	Earnings were inadequate to cover both fixed charges and fixed charges and preferred dividend requirements by $4.1 billion for the nine months ended September 30, 2008, $21.2 billion in 2005, $1.7 billion in 2004 and $2.8 billion in 2003.

(b)	Earnings used to compute the ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividend requirements for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.9 billion.

The following table sets forth United’s consolidated ratio of earnings to fixed charges and United’s consolidated ratio of earnings to fixed charges and preferred stock dividend requirements for the periods indicated:

	Successor				Predecessor
	Nine Months			Period from	Period from
	Ended			February 1 to	January 1 to
	September 30,			December 31,	January 31,
	2008		2007	2006	2006		2005		2004		2003

Ratio of earnings to fixed charges		(a)	1.76	1.05	354.45	(b)		(a)		(a)		(a)
Ratio of earnings to fixed charges and preferred stock dividend requirements		(a)	1.72	1.03		(c)		(c)		(c)		(c)

(a)	Earnings were inadequate to cover both fixed charges and fixed charges and preferred dividend requirements by $4.1 billion for the nine months ended September 30, 2008, and to cover fixed charges by $21.0 billion in 2005, $1.7 billion in 2004 and $2.8 billion in 2003.

(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.7 billion.

(c)	Preferred dividend requirements were nonexistent as push down accounting was not applied prior to the adoption of fresh-start reporting.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” and in conformity with accounting principles generally accepted in the U.S. “Successor” refers to United or UAL, as applicable, on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. “Predecessor” refers to United or UAL, as applicable, prior to February 1, 2006.

“Earnings” were calculated by adding to income from continuing operations the provision for taxes on income, amortization of capitalized interest, fixed charges (see below), and the distributed income of less than 50% owned entities, and have been decreased by the earnings of entities less than 50% owned. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt expense, and an amount representative of the interest factor in rentals.

DESCRIPTION OF UAL CAPITAL STOCK

The following description of UAL’s capital stock includes a summary of certain provisions of UAL’s restated certificate of incorporation and amended and restated bylaws. The following description of the terms of the preferred stock UAL may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of UAL’s restated certificate of incorporation and any applicable certificates of designations, which have been or will be filed with the SEC.

General

UAL is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share. UAL is also authorized to issue 250,000,000 shares of Preferred Stock, without par value (“Serial Preferred Stock”), one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share and one share of Class IAM Junior Preferred Stock, par value $0.01 per share.

Common Stock

Dividends

The holders of UAL common stock will be entitled to receive dividends, if and when declared payable from time to time by the UAL board of directors.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the common stock, including any shares of UAL’s Serial Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding common stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.

Voting Rights

Each outstanding share of common stock of UAL will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s common stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a plurality of the votes cast on the matter will be required to elect the directors to be elected by the applicable class of capital stock and the affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.

Other

UAL common stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the common stock. Shares of common stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the board of directors of UAL.

UAL common stock is subject to certain limitations on ownership and transfer. See “— Certain Limitations on Ownership and Transfer and Anti-Takeover Provisions in UAL’s Restated Certificate of Incorporation and Bylaws applicable to all UAL Capital Stock” below.

Serial Preferred Stock

Serial Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.

Pursuant to Delaware law and UAL’s restated certificate of incorporation, UAL’s board of directors by resolution, and without the approval of stockholders, may establish one or more series of Serial Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.

Our board of directors, in approving the issuance of a series of Serial Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

•	The number of shares constituting such series and the distinctive designation of the series;

•	The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•	Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•	The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•	Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL’s restated certificate of incorporation or any resolution adopted by the Board of Directors pursuant thereto.

The terms of each series of Serial Preferred Stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the Serial Preferred Stock.

Class Pilot MEC Junior Preferred Stock

UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive (the “MEC”) or a duly authorized agent acting on behalf of the MEC and may only be transferred in certain limited circumstances specified in UAL’s restated certificate of incorporation.

Dividends

The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.

Voting Rights

The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:

(a) So long as any persons represented by the Air Line Pilots Association, International (the “ALPA”) employed by the UAL or any of its affiliates or until UAL’s collective bargaining agreement with the ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director of UAL, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to elect one director to the board of directors of UAL at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of UAL (other than the election of directors), except as otherwise required by law.

(b) The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to effect any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.

Ranking

The Class Pilot MEC Junior Preferred Stock is deemed to rank senior to the Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Class IAM Junior Preferred Stock

UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting on behalf of the IAM and may only be transferred in certain limited circumstances specified in UAL’s restated certificate of incorporation.

Dividends

The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.

Voting Rights

The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:

(a) So long as any persons represented by the IAM employed by the UAL or any of its affiliates or until UAL’s collective bargaining agreement with the IAM has been amended so that such agreement no longer provides that IAM has the right to appoint a director of UAL, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to elect one director to the board of directors of UAL at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of UAL (other than the election of directors), except as otherwise required by law.

(b) The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to effect any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.

Ranking

The Class IAM Junior Preferred Stock is deemed to rank senior to the Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Certain Limitations on Ownership and Transfer and Anti-Takeover Provisions in UAL’s Restated Certificate of Incorporation and Bylaws applicable to all UAL Capital Stock

Five-percent Ownership Limitation

UAL’s restated certificate of incorporation provides, subject to certain exceptions therein, that any attempted transfer of UAL’s securities prior to the earliest of (A) February 1, 2011, (B) the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to UAL, (C) the beginning of a taxable year of UAL in which no Tax Benefits (as defined in the restated certificate of incorporation) are available, and (D) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of UAL, would not be materially less than the net operating loss carry forward or net unrealized built-in loss of UAL (the “Restriction Release Date”), or any attempted transfer of UAL’s securities pursuant to an agreement entered into prior to the Restriction Release Date, will be prohibited and void ab initio so far as it purports to transfer ownership or rights in respect of such stock to the purported transferee (y) if the transferor is a five-percent shareholder or (z) to the extent that, as a result of such transfer either (1) any person or group of persons shall become a five-percent shareholder or (2) the percentage stock ownership interest in UAL of any five-percent shareholder shall be increased. The restated certificate of incorporation provides an exception to this limitation for securities held by the Pension Benefit Guaranty Corporation. The restated certificate of incorporation defines the term “five-percent shareholder” as a person or group of persons that is identified as a “5-percent shareholder” of UAL pursuant to Treasury Regulation § 1.382-2T(g).

Foreign Ownership Limitation

UAL’s restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of the outstanding equity securities.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for UAL’s board of directors to issue preferred stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

UAL’s bylaws provide that special meetings of the stockholders may be called only by the Chief Executive Officer, the Chairman or the board, and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

UAL’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations for union directors or nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum. UAL’s bylaws allow the Chairman or a director designated by the Chairman to preside at a meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.

Stockholder Action by Written Consent

Pursuant to Section 228 of the Delaware General Corporation Law, or the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless UAL’s restated certificate of incorporation provides otherwise. UAL’s restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of UAL or United. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. Any debt securities issued by United will be fully and unconditionally guaranteed by UAL. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement, or the trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of United or UAL and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•	may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

(1) the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2) the price or prices of the debt securities of the series;

(3) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);

(4) the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

(5) the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(7) the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;

(8) whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(9) if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

(10) the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(11) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(12) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

(13) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(14) if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

(15) any changes or additions to the provisions of the indenture dealing with defeasance;

(16) if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

(17) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18) any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

(19) if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

(20) any trustee, authenticating or paying agent, transfer agent or registrar;

(21) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

(22) the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

(23) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(24) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

(25) any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

(1) securities in bearer form;

(2) debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

(3) debt securities with respect to which principal or interest is payable in a foreign or composite currency;

(4) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

(5) variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds which the issuer pays to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to the issuer, and the holders of those debt securities or any related coupons will thereafter look only to the issuer for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see “Limitations on Issuance of Securities in Bearer Form” below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:

(1) any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

(2) the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

(3) any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see “Limitation on Issuance of Securities in Bearer Form” below).

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in the issuer’s sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if the issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to the issuer, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued will be issued:

(1) as securities in registered form in denominations, unless otherwise specified by the issuer, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

(2) as securities in bearer form in the denomination or denominations specified by the issuer if the debt securities are issuable as securities in bearer form; or

(3) as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities:

(1) default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3) failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

(4) failure to comply for 30 days after notice with any of the obligations in the covenants described in the prospectus supplement;

(5) failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

(6) certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under clauses (4) and (5) will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of its officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby,

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•	reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of any debt security;

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•	in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance”, release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•	to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•	to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “— General” above.

Mergers and Sales of Assets

The indenture provides that UAL may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than UAL) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) UAL or such successor person shall not immediately thereafter be in default under the indenture; and (c) UAL shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, UAL shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

The indenture also provides that, if UAL is not the issuer thereunder, the issuer may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than the issuer) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) the issuer or such successor person shall not immediately thereafter be in default under the indenture; and (c) the issuer shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, the issuer shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we shall have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or us on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.

Limitation of Liability

The deposit agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us or it to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

UAL may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

UAL may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	the number of such subscription rights issued to each stockholder,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

UAL may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements, the related financial statement schedule incorporated in this prospectus by reference from the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of UAL Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, changes in accounting for share based payments and the method of accounting for and the disclosures regarding pension and postretirement benefits, (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the United Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to the emergence from bankruptcy, changes in accounting for share based payments and the method of accounting for and the disclosures regarding pension and postretirement benefits), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

UAL and United file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.united.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that UAL and United file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that UAL and United file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that UAL and United file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

UAL Corporation Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008
Quarter ended June 30, 2008 Quarter ended September 30, 2008
Current Reports on Form 8-K or 8-K/A (other than the portions not deemed to be filed)	Filed on November 25, 2008
Filed on October 24, 2008
Filed on October 10, 2008
Filed on September 30, 2008
Filed on September 18, 2008
Filed on August 15, 2008
Filed on June 16, 2008
Filed on June 4, 2008
Filed on May 30, 2008
Filed on May 8, 2008
Filed on May 7, 2008
Filed on February 22, 2008
Filed on January 4, 2008
Proxy Statement on Schedule 14A	Filed on April 25, 2008
Registration Statement on Form 8-A for a description of UAL’s common stock, par value $0.01 per share	Filed on February 1, 2006, including any amendments or reports filed to update such description.

United Air Lines, Inc. Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008 Quarter ended June 30, 2008 Quarter ended September 30, 2008

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: UAL Corporation, 77 West Wacker Drive, Chicago, Illinois 60601, (312) 997-8000.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that UAL and United have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by UAL or United in connection with the sale or distribution of the securities registered under this registration statement. All of the amounts shown are estimates.

	Amount

SEC Registration Fee		$(1)
Printing and Engraving Expenses(2)	$30,000
Legal Fees and Expenses(2)	$300,000
Accounting Fees and Expenses(2)	$100,000
Miscellaneous(2)	$20,000
Total	$450,000

(1)	Under Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the securities pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time. In addition, as the amount of the securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The restated certificate of incorporation of each of UAL and United generally provides that each of UAL and United will indemnify its respective directors and officers to the fullest extent permitted by law; provided that except as provided in the following paragraph, UAL and United will indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Furthermore, neither UAL nor United will be obligated to indemnify a director or officer for costs and expenses relating to proceedings (or any part thereof) instituted against UAL or United, respectively, by such director or officer (other than proceedings pursuant to which such director, officer, or employee is seeking to enforce such director’s, officer’s, or employee’s indemnification rights hereunder). The right to indemnification includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires the payment of such expense incurred by a director or officer in such capacity in advance of the final disposition of a proceeding, it shall be made only upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

If UAL or United do not pay a claim for indemnification in full within 30 days after a written claim has been received by it, the claimant may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to UAL or United) that the claimant has not met the standards of conduct which make it permissible under the DGCL for UAL or United to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on UAL or United. Neither the failure by UAL or United (including by its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by UAL or United (including by its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The restated certificate of incorporation of each of UAL and United also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The restated certificate of incorporation of each of UAL and United allows each of UAL and United, respectively, to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the respective corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section. UAL maintains a policy which provides liability insurance for directors and officers of UAL and its subsidiaries.

The right to indemnification set forth in the restated certificate of incorporation of each of UAL and United is not exclusive of any other right which any person may have or acquire under any statute, any provision of the restated certificate of incorporation or bylaws of each of UAL or United, agreement, vote of stockholders or disinterested directors or otherwise.

The employment agreement of each of Glenn F. Tilton and Peter D. McDonald provide that UAL and United shall maintain, for the benefit of each of Mr. Tilton and Mr. McDonald, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained for UAL and United officers and directors on the respective effective date of each agreement. In addition, the employment agreement of each of Mr. Tilton and Mr. McDonald provides for indemnification against liability as an officer or director of UAL and United and any subsidiary or affiliate to the maximum extent permitted by applicable law. These rights shall continue so long as Mr. Tilton and Mr. McDonald may be subject to such liability, whether or not the employment agreement of Mr. Tilton or Mr. McDonald may have terminated prior thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

Set forth below is a list of exhibits that are being filed or incorporated by reference into this prospectus:

Incorporated by Reference
Exhibit				Date of	Exhibit	File
Number	Exhibit Description	Form	File No.	First Filing	Number	Herewith

1.1	Form of Equity Securities Underwriting Agreement.*	—	—	—	—	*
1.2	Form of UAL Corporation Debt Securities Underwriting Agreement.*	—	—	—	—	*
1.3	Form of United Air Lines, Inc. Debt Securities Underwriting Agreement.*	—	—	—	—	*
1.4	Form of Warrant Underwriting Agreement.*	—	—	—	—	*
1.5	Form of Stock Purchase Contracts Underwriting Agreement*	—	—	—	—	*
1.6	Form of Stock Purchase Units Underwriting Agreement*	—	—	—	—	*
1.7	Form of Distribution Agreement*	—	—	—	—	*
4.1	Restated Certificate of Incorporation of UAL Corporation.	8-K	001-06033	2/1/06	3.1
4.2	Certificate of Retirement of PBGC 2% Convertible Preferred Stock	8-K	001-06033	10/24/08	3.1
4.3	Amended and Restated Bylaws of UAL Corporation.	8-K	001-06033	2/1/06	3.2
4.4	Specimen Certificate of UAL Corporation common stock.	S-3ASR	001-06033	4/23/07	4.5
4.5	Form of Indenture.	—	—	—	—	X
4.6	Form of Debt Security to be issued by UAL Corporation.*	—	—	—	—	*
4.7	Form of Debt Security to be issued by United Air Lines, Inc.*	—	—	—	—	*
4.8	Form of Guarantee to be issued by UAL Corporation.*	—	—	—	—	*
4.9	Form of Warrant Agreement of UAL Corporation.*	—	—	—	—	*
4.10	Form of Warrant to be issued by UAL Corporation.*	—	—	—	—	*
4.11	Form of Depositary Agreement*	—	—	—	—	*
4.12	Form of Depositary Receipt*	—	—	—	—	*
4.13	Form of Stock Purchase Contracts*	—	—	—	—	*
4.14	Form of Stock Purchase Units*	—	—	—	—	*
5.1	Opinion of Cravath, Swaine & Moore LLP.	—	—	—	—	X
12.1	Calculation of UAL Corporation Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements.	10-Q 10-K	001-06033 001-06033	10/24/08 2/29/08	12.1 12.1
12.2	Calculation of United Air Lines, Inc. Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements.	10-Q 10-K	001-11355 001-11355	10/24/08 2/29/08	12.2 12.2
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).	—	—	—	—	X

Incorporated by Reference
Exhibit				Date of	Exhibit	File
Number	Exhibit Description	Form	File No.	First Filing	Number	Herewith

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of UAL Corporation.	—	—	—	—	X
23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm of United Air Lines, Inc.	—	—	—	—	X
24.1	Powers of Attorney (included on signature pages to this registration statement).	—	—	—	—	X
25.1	Statement of Eligibility of Trustee for the Debt Securities.**	—	—	—	—	**

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of December 2008.

UAL CORPORATION

by	/s/ Kathryn A. Mikells
Name:     Kathryn A. Mikells

Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of UAL Corporation whose signatures appear below hereby constitute and appoint Glenn F. Tilton and Kathryn A. Mikells, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Glenn F. Tilton Glenn F. Tilton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 1, 2008

/s/ Kathryn A. Mikells Kathryn A. Mikells	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2008

/s/ Richard J. Almeida Richard J. Almeida	Director	December 1, 2008

/s/ Mary K. Bush Mary K. Bush	Director	December 1, 2008

/s/ Stephen R. Canale Stephen R. Canale	Director	December 1, 2008

/s/ W. James Farrell W. James Farrell	Director	December 1, 2008

/s/ Walter Isaacson Walter Isaacson	Director	December 1, 2008

Signature	Title	Date

/s/ Robert D. Krebs Robert D. Krebs	Director	December 1, 2008

/s/ Robert S. Miller, Jr. Robert S. Miller, Jr.	Director	December 1, 2008

/s/ James J. O’Connor James J. O’Connor	Director	December 1, 2008

/s/ David J. Vitale David J. Vitale	Director	December 1, 2008

/s/ John H. Walker John H. Walker	Director	December 1, 2008

/s/ Stephen A. Wallach Stephen A. Wallach	Director	December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of December 2008.

UNITED AIR LINES, INC.

by	/s/ Kathryn A. Mikells
Name:     Kathryn A. Mikells

Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of United Air Lines, Inc. whose signatures appear below hereby constitute and appoint Glenn F. Tilton and Kathryn A. Mikells, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Glenn F. Tilton Glenn F. Tilton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 1, 2008

/s/ Kathryn A. Mikells Kathryn A. Mikells	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2008

/s/ David M. Wing David M. Wing	Vice President and Controller (Principal Accounting Officer)	December 1, 2008

/s/ Graham W. Atkinson Graham W. Atkinson	Director	December 1, 2008

/s/ Peter D. McDonald Peter D. McDonald	Director	December 1, 2008

/s/ John P. Tague John P. Tague	Director	December 1, 2008